UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 (this “Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2023 (the “Original Report”) by Century Therapeutics, Inc. (the “Company”), to (i) describe the separation agreement entered into with Osvaldo Flores, Ph.D., its former Chief Executive Officer, and to file such agreement herewith; and (ii) describe compensation arrangements with respect to the promotion of Michael Diem, M.D., to Chief Financial Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Osvaldo Flores, Ph.D.

As previously disclosed in the Original Report, Osvaldo Flores, Ph.D. stepped down as the President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”) effective April 11, 2023.

In connection with Dr. Flores’ departure, the Company and Dr. Flores entered into a separation agreement, executed May 5, 2023 (the “Separation Agreement”). The Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Dr. Flores set forth therein, provides for the following severance benefits: (i) monthly severance payments equal to one-twelfth of Dr. Flores’ base salary for a period of 12 months (the “Severance Period”); (ii) if Dr. Flores timely elects to continue his group health insurance pursuant to COBRA, reimbursement of Dr. Flores’ health insurance COBRA premiums for continuing his health care coverage and the coverage of his dependents who were covered as of his departure date for the Severance Period; (iii) all vested stock options held by Dr. Flores as of April 12, 2023 (the “Separation Date”) shall remain exercisable until the earlier of (a) the third year anniversary of the Separation Date and (b) the original expiration date for each applicable stock option; and (iv) all unvested shares of restricted stock held by Dr. Flores shall continue to vest pursuant to their terms during a six-month advisory period beginning on the Separation Date (the “Advisory Period”), and upon the expiration of such Advisory Period, any remaining unvested shares of restricted stock shall accelerate and vest in full.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the complete terms of such agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Appointment of Chief Financial Officer

As previously disclosed in the Original Report, on April 11, 2023, the Board promoted Dr. Michael Diem to Chief Financial Officer. On May 1, 2023, in recognition of Dr. Diem’s promotion to Chief Financial Officer, the Board approved an increase to Dr. Diem’s base salary from $482,700 to $500,000, and a 2023 annual bonus opportunity targeted at 45% of base salary. In addition, the Board approved a grant of restricted stock units (“RSUs”) to Dr. Diem, with a grant date that is two business days following the release of the Company’s earnings for the quarter ended March 31, 2023 (the “Grant Date”). The number of RSUs to be granted to Dr. Diem will be equal to his base salary of $500,000 divided by the closing price of the Company’s common stock on the Grant Date, as reported on the Nasdaq Global Select Market. The RSUs shall vest 50% on November 1, 2023, with the remaining 50% vesting upon the earlier of: (i) November 1, 2024; and (ii) the achievement of a certain performance milestone, in each case subject to Dr. Diem’s continued employment with the Company and pursuant to the terms and conditions of the Company’s 2021 Equity Incentive Plan and related award agreements thereunder. If Dr. Diem is terminated without Cause or resigns with Good Reason (each as defined in his existing Employment Agreement), any unvested portion of Dr. Diem’s RSUs shall accelerate and vest in full as of such termination date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, between Century Therapeutics, Inc. and Osvaldo Flores, Ph.D. executed on May 5, 2023.
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Gregory Russotti, Ph.D.
Name:	Gregory Russotti, Ph.D.
Title:	Interim President and Chief Executive Officer

Date: May 5, 2023